UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 15, 2024

UDR, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-10524	54-0857512
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado		80129
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (720) 283-6120

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	UDR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2024, UDR, Inc. (the “Company”) entered into an Executive Agreement with Thomas W. Toomey, the Company’s Chairman and Chief Executive Officer (the “Executive Agreement”). The Executive Agreement was prepared after consulting with the Company’s third-party compensation advisors in order to retain the services of Mr. Toomey, especially in recognition of his previously announced voluntary forfeiture of a supplemental equity award granted in December 2021. The Executive Agreement provides certain compensation and employment protections to Mr. Toomey to which he was not previously entitled in recognition of Mr. Toomey’s significant continuing contributions to the Company and to contribute to retaining his services. The Executive Agreement shall, unless terminated earlier in accordance with its terms, continue in effect until the fifth anniversary of the date on which Mr. Toomey entered into the Executive Agreement.

The Executive Agreement specifies that Mr. Toomey will be paid an annual base salary of $900,000, which shall be reviewed annually by the Compensation and Management Development Committee of the Company’s Board of Directors (the “Compensation Committee”) and may be increased at any time for any reason. Mr. Toomey is also eligible to earn an annual bonus with a target opportunity of $2,100,000, with the amount to be earned determined based on the achievement of personal and Company performance goals established by the Compensation Committee. The target annual bonus opportunity shall be reviewed by the Compensation Committee annually and may be increased at any time for any reason. The Executive Agreement specifies that Mr. Toomey will be eligible to receive future long-term incentive awards as part of the Company’s annual grant process, subject to Compensation Committee and/or Board approval. The target opportunity for Mr. Toomey’s long-term incentive award is $7,000,000, with the amount to be earned based on achievement of personal or Company performance goals established by the Compensation Committee. The Compensation Committee may increase the target opportunity for Mr. Toomey’s long-term incentive award target opportunity at any time for any reason. Mr. Toomey is also eligible to participate in employee benefit plans and programs in which similarly situated Company employees are eligible to participate. The target opportunities included in the Executive Agreement are the targets for the grants previously made to Mr. Toomey in January 2024, and are subject to the terms of the Company’s long-term and short-term compensation programs and the terms of the Company’s 1999 Long-Term Incentive Plan, as amended.

Under the Executive Agreement, either the Company or Mr. Toomey may terminate his employment with the Company at any time, with or without “Cause,” as such term is defined in the Executive Agreement. If Mr. Toomey’s employment with the Company is terminated by the Company for Cause, Mr. Toomey shall be: (i) paid any previously earned but unpaid base salary through the date of termination; (ii) reimbursed for any business expenses incurred by, but not yet paid to, Mr. Toomey; (iii) entitled to any vested benefits under certain benefit plans and programs (except for equity); and (iv) paid or provided with any other amounts or benefits that are required to be paid or provided by applicable law, with all of these payments and benefits collectively referred to in the Executive Agreement as the “Accrued Obligations.” If Mr. Toomey’s employment with the Company is terminated by the Company for Cause, all of his unvested equity awards shall be immediately forfeited and canceled and Mr. Toomey shall not receive any of the severance benefits contemplated by the Executive Agreement or any other severance compensation or benefit.

The Executive Agreement provides that if Mr. Toomey’s employment with the Company is terminated by the Company without Cause or by Mr. Toomey for Good Reason (as such term is defined in the Executive Agreement), Mr. Toomey shall be paid the Accrued Obligations, and, subject to execution of a release of claims in favor of the Company, resignation of any other position with the Company (including as a member of the Company’s Board of Directors), the return of Company property and compliance with the Executive Agreement and the release agreement, Mr. Toomey shall receive certain severance benefits that include: (i) an amount equal to three times the sum of Mr. Toomey’s then-current base salary and target annual bonus; (ii) the amount of Mr. Toomey’s prior calendar year’s annual bonus if his termination occurs after such calendar year but prior to payment of the annual bonus for that calendar year; (iii) the pro-rata amount of Mr. Toomey’s annual bonus relating the year of termination that Mr. Toomey would have received if he had remained employed by the Company through the date the annual bonus is paid; (iv) continued participation by Mr. Toomey and his eligible dependents in health, dental and vision benefit plans until Mr. Toomey reaches the age of 75, subject to certain limitations; and (v) the vesting of Mr. Toomey’s unvested time-based LTIP and other equity-based awards, as well as the vesting of all unvested performance-based LTIP and other equity-based awards at the greater of the target award or actual performance, if measurable, through the date of termination.

The Executive Agreement provides that, in the event of Mr. Toomey’s death during the term of the Executive Agreement, Mr. Toomey or his legal representatives are entitled to a pro rata bonus for the year of termination based on his then-current target annual bonus, and his unvested performance-based LTIP and other equity-based awards will vest at the greater of the target award or actual performance, if measurable, through the date of termination. Mr. Toomey’s legal representatives shall also receive any Accrued Obligations. If Mr. Toomey’s employment is terminated due to his Disability (as such term is defined in the Executive Agreement), Mr. Toomey shall receive a pro rata bonus for the year of termination based on his then-current target annual bonus, and his unvested performance-based LTIP and other equity-based awards will vest at the greater of the target award or actual performance, if measurable, through the date of termination. In addition, Mr. Toomey shall receive any Accrued Obligations if his employment is terminated due to his Disability.

Under the Executive Agreement, Mr. Toomey is subject to customary non-solicitation and non-competition covenants and is also bound by customary non-disparagement and confidentiality restrictions. The Executive Agreement provides that any amounts paid or payable pursuant to the Executive Agreement shall be subject to any applicable clawback policies or procedures adopted by the Company.

The foregoing description of the Executive Agreement is qualified in its entirety by reference to the copy of the Executive Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Ex. No.	Description
10.1	Executive Agreement dated February 15, 2024, by and between UDR, Inc. and Thomas W. Toomey.
104	Cover Page Interactive Data File – The cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UDR, Inc.

February 20, 2024	By:	/s/ Joseph D. Fisher
Joseph D. Fisher
President and Chief Financial Officer
(Principal Financial Officer)